UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2025

TRULEUM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-55586	90-1020566

(Commission File Number)	(IRS Employer Identification No.)

14143 Denver West Blvd Ste. 100, Golden CO	80401

(Address of Principal Executive Offices)	(Zip Code)

1-800-819-0604

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 12, 2025, the Board of Directors (the “Board”) of Truleum, Inc. (the “Company”) was notified of the passing of its Chairman, Robert Flynn. The Board appointed Harry McMillan as a director of the Company and as its Chairman, on an interim basis, to fill the vacancy created by Mr. Flynn’s passing, until the next annual meeting of shareholders or until his successor is duly elected.

Mr. McMillan is an experienced executive and advisor who has been actively engaged with the Company. He currently serves as:
●	Manager of AEI Acquisition Company, LLC, the majority shareholder of the Company;
●
President of AEI Management, Inc., which along with AEI Acquisition Company, LLC, has previously entered into lending agreements with the Company that remain in effect as of the date of this disclosure;

●	Founder and majority shareholder of Fidare Consulting Group, Inc., which provides consulting services to the Company under an active agreement.

Other than those described above, there are no arrangements or understandings between Mr. McMillan and any other person pursuant to which he was selected as a director, and there are no other transactions involving the Company and Mr. McMillan, other than those described above, which the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the passing of Mr. Flynn and the appointment of Mr. McMillan is attached hereto as Exhibit 99.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.01	Press Release issued on May 14, 2025 announcing the passing of Robert Flynn and appointment of Harry McMillan to the Board of Directors of Truleum, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truleum, Inc.

Date: May 30, 2025	By:	/s/ Jay Leaver
Jay Leaver, President